EXHIBIT 10.25a

AMENDMENT TO SUB-LEASE AGREEMENT

AMENDMENT TO SUB-LEASE AGREEMENT ("Amendment"), made this 11th day of October, 2004 between COLUMBIA 677, L.L.C., a New York limited liability company with offices at 302 Washington Avenue Extension, Albany, New York 12203 (the "Landlord"), and First Albany Companies Inc., with a principal place of business at 30 South Pearl Street, Albany, New York  12207(the "Tenant").

WHEREAS, Landlord and Tenant entered into a Sub-Lease Agreement dated August 12, 2003 ("Lease Agreement") concerning the lease of approximately 53,013 square feet in the building to be constructed at 677 Broadway, City and County of Albany, State of New York ("Leased Premises"); and

WHEREAS, the Landlord and Tenant desire to amend certain terms and conditions of the Lease Agreement as specifically set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises, of the mutual covenants set forth herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.

All capitalized terms not specifically defined herein shall have the meaning set forth in the Lease Agreement.

2.

The following language shall be added to Paragraph 32 of the Lease Agreement:

"Notwithstanding anything set forth in this Paragraph 32 to the contrary, the Tenant agrees to waive its Right of First Offer concerning space located on floors 2, 3 and 4 of the Building."

3.

Notwithstanding anything to the contrary set forth in Paragraph 11 of the Lease Agreement the second sentence of Paragraph 11 of the Lease shall be deleted and replaced with the following:

"Tenant shall have the exclusive right and option to place its name in the following locations on the exterior of the Building:  (1) anywhere on the eastern exterior of the Building and (2) anywhere on the top three floors of the exterior of the Building.   Tenant shall obtain all applicable municipal approvals required in connection with such signage. Landlord shall provide the Tenant with a $10,000 allowance, not to exceed the cost of such signage, toward the cost of putting its name on the exterior of the Building.  Other than the top three floors, Landlord shall have the right to offer to others, the option of placing their name on the northern and southern exterior of the Building, subject to Tenant approval of the size, content, design and placement of their name, which shall not be unreasonably withheld, conditioned or delayed.  Tenant hereby approves the location size, content, design and placement of the signage on the western exterior of the Building on the first floor of the Building for Charles Schwab and the restaurant located on the western exterior of first floor of the Building.  Landlord shall not offer to others the option of placing their name on the western exterior of the Building other than to Charles Schwab and the restaurant to be located on the first floor of the Building."

4.

The definition of Leased Property as set forth in Recital C to the Lease Agreement shall be deleted and replaced with the following:

"The Landlord desires to rent to Tenant space located on the top 3 floors of the Building, as shown on Exhibit C attached hereto, together with, subject to the provisions of Section 3A, approximately 4,475 square feet of storage area on the second floor of the Building ("Storage Area") (collectively, the "Leased Property") and the Tenant desires to lease the same, upon the terms and conditions set forth herein.  The rentable area of the Leased Property, exclusive of the Storage Area shall be approximately 45,103 rentable square feet, subject to adjustment pursuant to Section 4F below.  The Storage Area shall consist of two areas as follows: 2,600 square feet of storage area and shall be known as "Storage Area A" and of 1,875 square feet of storage area and shall be known as "Storage Area B"

5.

Paragraph 3(A) of the Lease Agreement shall be deleted and replaced with the following:

"(A)

Duration of Term.  The lease term shall expire on the date that is immediately prior to the tenth (10th) anniversary of the Rent Commencement Date (the "Initial Term" and together with the Renewal Term the "Term").  Notwithstanding the foregoing, the Term of the Lease with respect to Storage Area A, as designated by Tenant and as reasonably approved by Landlord with respect to the location of the Storage Area A shall be terminable at the option of the Tenant upon prior written notice to the Landlord either (i) prior to the first anniversary of the Rent Commencement Date or (ii) within 30 days prior to the end of the fifth lease year."

6.

Paragraph 4(B) of the Lease Agreement shall be deleted and replaced with the following:

"(B)

The Tenant shall pay to the Landlord the base rent at $1,094,749.50 per year payable in monthly installments of $91,229.13 based upon a $22.75 per square foot of the Leased Property and Storage Area B, $10.00 per square foot for Storage Area A.  The parties shall execute, prior to occupancy, a memorandum setting forth the exact annual and monthly rental pursuant to this paragraph based on the $22.75 per square foot rental amount set forth herein and the Lease Commencement and Termination Dates."

7.

Paragraph 4(E), third subparagraph shall be deleted and replaced with the following:

"Notwithstanding anything contained in this Lease to the contrary, the Market Rent shall not be less than $19.25 per square foot on a triple net lease basis for the Leased Property, and for Storage Area B and $10.00 per square foot for Storage Area A."

8.

In consideration for Landlord agreeing to the change of the Leased Property, Tenant shall pay to the Landlord the sum of $47,201.00 on the Rent Commencement Date.

9.

All references in the Lease Agreement to "Mezzanine Storage Area" shall be changed to "Storage Area".

10.

Except as specifically amended in this Amendment, all terms and provisions of the Lease Agreement shall remain unchanged and in full force and effect.

11.

This Amendment (i) shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, (ii) shall be governed by and construed in accordance with the laws of the State of New York, and (iii) may be executed in multiple counterparts, each of which shall constitute an original and all of which shall constitute one and the same agreement.

[Remainder of page intentionally left blank]

#

IN WITNESS WHEREOF, the parties have executed this Amendment to Sub-Lease Agreement as of the date first above written.

COLUMBIA 677, L.L.C.

By:	/S/JOSEPH R. NICOLLA
Joseph R. Nicolla

FIRST ALBANY COMPANIES INC.

By:	/S/STEVEN R. JENKINS
Steven R. Jenkins

STATE OF NEW YORK

)

)SS.:+

COUNTY OF  ALBANY

)

On the  11th  day of October in the year 2003 before me, the undersigned, personally appeared

JOSEPH R. NICOLLA, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ANNETTE M. HARRIS

Notary Public, State of New York

Qualified in Albany County

No. 4971040

Commission expires August 20, 2006

STATE OF NEW YORK

)

)SS.:

COUNTY OF   ALBANY

)

On the 11TH day of October in the year 2003 before me, the undersigned, personally appeared

STEVEN R. JENKINS, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/LENORE AHLQUIST

Notary Public, State of New York

Qualified in Saratoga County

No. 01AH4081405

Commission expires June 30, 2007

#

EXHIBIT C

Leased Property

#